Q4 2015 Investor Presentation

February 26, 2016

hms

Safe Harbor Statement

This presentation contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our projections or forecasts of future events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions; they do not relate strictly to historical or current facts. In particular, these include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance, or references to guidance. In addition, statements in this presentation regarding our intention to repurchase shares of our common stock from time to time under the share repurchase program, the intended use of any repurchased shares and the source of funding are forward-looking statements subject to uncertainties. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences, include, but are not limited to: negative or reduced growth rate of spending on Medicaid/Medicare; variations in our results of operations; our ability to execute our business plans or growth strategy; the risk that guidance may not be achieved; unfavorable outcomes in legal proceedings, including contract award protests; our ability to continue to secure contracts or favorable contract terms through the competitive bidding process; the market price of our common stock; changes in the U.S. healthcare environment or healthcare financing system and steps we take in anticipation of such changes; pending or threatened litigation; development and implementation of new product solutions or new process improvements; regulatory, budgetary or political actions that affect procurement practices; our ability to retain customers or the loss of one or more major customers; the unexpected reduction in scope or termination of a significant contract; customer dissatisfaction, our non-compliance with contractual provisions or regulatory requirements, or failure to meet performance standards triggering significant costs or liabilities under our contracts; the cancellation or delay of procurements or contract implementation due to protests or challenges to government awards; emergence of new competitors or competitors' introduction of new or superior products or services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information and technology systems and networks, and to protect them damage, interruption or breach; our reliance on subcontractors, vendors or other third party providers and sources to perform services; restrictions on bidding or performing certain work due to perceived conflicts of interests; unanticipated changes in our effective tax rates; a failure to protect intellectual property rights, confidential and proprietary information, or confidential or proprietary information of others in our possession, despite our efforts; negative results of government or customer reviews, audits or investigations; our cash flows from operations, available cash and ability to generate sufficient cash to cover our interest and principal payments under our credit facility or to borrow or use credit; the continuation of our share repurchase program; the nature of investment and acquisition opportunities presented to us; the successful execution or integration of such investments or acquisitions; and other factors, risks and uncertainties identified in our most recent Annual Report on Form 10-K and subsequent filings with the SEC, which are available at www.hms.com under the "Investor Relations" tab and at www.sec.gov. Any forward-looking statements are made as of the date of this presentation. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Presentation Outline

Financial Performance Highlights

- Adjusted EPS of $0.19 per diluted share[1] in 4Q
- Revenue, excluding Medicare RAC, of $118.8 million was 8.6% higher than the prior year 4Q / Full year growth was 7.7%
  - Record quarterly commercial revenue was up 29.9% YOY; 12.5% higher than the prior quarter; and up 18.8% for the full year
  - State government revenue was down 7.1% YOY and flat compared to both the prior quarter and the prior full year
  - Medicare RAC revenue was $9.7 million for the quarter, compared to $4.6 million in the prior quarter and $2.8 million in the prior year fourth quarter
- Payment Integrity revenue, excluding Medicare RAC, increased by 14.0% YOY
- Medicaid Coordination of Benefits revenue increased by 6.7% YOY
- The effective tax rate was 32.2% for the quarter and 38.4% for the full year

[1] Adjusted EPS is a non-GAAP measure. Adjusted EPS in the fourth quarter included an after tax benefit of $0.7 million or $0.01 per diluted share, related to state apportionments and permanent differences, which was offset by a $1.4 million or $0.01 per diluted share expense related to disputes involving PCG

4Q and Full Year 2015 Financial Results

Condensed Consolidated Statements of Income

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	$ Change	Year Ended December 31, 2015	Year Ended December 31, 2014	$ Change	% Change	Trailing 12 Months 1/1/15 - 12/31/15	Prior 12 Months 10/1/14 - 9/30/15
Revenue without Medicare RAC	$ 118,833	$ 109,401	$ 9,432	$ 453,737	$ 421,213	$ 32,524	8%	$ 453,737	$ 444,305
Medicare RAC revenue	9,681	2,760	6,921	20,479	22,012	(1,533)	(7%)	20,479	13,558
Total revenue	128,514	112,161	16,353	474,216	443,225	30,991	7%	474,216	457,863
Cost of services	91,109	83,106	8,003	343,523	327,950	15,573	5%	343,523	335,520
Selling, general and administrative expenses	22,582	29,146	(6,564)	83,121	81,071	2,050	3%	83,121	89,685
Total operating expenses	113,691	112,252	1,439	426,644	409,021	17,623	5%	426,644	425,205
Operating income	14,823	(91)	14,914	47,572	34,204	13,368	39%	47,572	32,658
Net interest expense and other income	(1,955)	(1,942)	(13)	(7,763)	(7,874)	111	(1%)	(7,763)	(7,750)
Income before income taxes	12,868	(2,033)	14,901	39,809	26,330	13,479	51%	39,809	24,908
Income taxes	4,143	361	3,782	15,282	12,383	2,899	23%	15,282	11,500
Net income	$ 8,725	$ (2,394)	$ 11,119	$ 24,527	$ 13,947	$ 10,580	76%	$ 24,527	$ 13,408
Net income per diluted share	$ 0.10	$ (0.03)	$ 0.13	$ 0.28	$ 0.16	$ 0.12	75%		
Weighted average common shares, diluted	87,110	87,839	(729)	88,361	88,164	197	0%		
Diluted adjusted EPS	$ 0.19	$ 0.03	$ 0.16	$ 0.57	$ 0.41	$ 0.16	39%		

($ in thousands, except per share amounts)

4Q and Full Year 2015 Financial Results

Market and Product Revenue

Total Revenue by Market	Q4'13 Act	Q1'14 Act	Q2'14 Act	Q3'14 Act	Q4'14 Act	Q1'15 Act	Q2'15 Act	Q3'15 Act	Q4'15 Act
State Government	$ 52.1	$ 52.0	$ 55.1	$ 60.1	$ 58.7	$ 59.8	$ 57.2	$ 54.6	$ 54.5
Commercial Health Plan	38.1	36.9	44.4	44.6	45.0	43.2	49.3	52.0	58.5
Federal (without Medicare RAC)	4.5	4.1	4.0	5.2	4.3	4.5	4.4	4.9	4.1
Other	1.5	1.1	1.8	2.5	1.4	0.5	2.1	2.4	1.7
Total Revenue without Medicare RAC	**96.2**	**94.1**	**105.3**	**112.4**	**109.4**	**108.0**	**113.0**	**113.9**	**118.8**
Medicare RAC	25.4	10.6	7.3	1.4	2.8	2.3	3.9	4.5	9.7
Total HMS Revenue	**$121.6**	**$104.7**	**$112.6**	**$113.8**	**$112.2**	**$110.3**	**$116.9**	**$118.4**	**$128.5**

Total Revenue by Product	Q4'13 Act	Q1'14 Act	Q2'14 Act	Q3'14 Act	Q4'14 Act	Q1'15 Act	Q2'15 Act	Q3'15 Act	Q4'15 Act
COB	$ 65.8	$ 66.8	$ 77.6	$ 86.6	$ 81.6	$ 83.3	$ 83.0	$ 84.2	$ 87.1
PI (without Medicare RAC)	30.4	27.3	27.7	25.8	27.8	24.7	30.0	29.7	31.7
Total Revenue without Medicare RAC	**96.2**	**94.1**	**105.3**	**112.4**	**109.4**	**108.0**	**113.0**	**113.9**	**118.8**
Medicare RAC	25.4	10.6	7.3	1.4	2.8	2.3	3.9	4.5	9.7
Total HMS Revenue	**$121.6**	**$104.7**	**$112.6**	**$113.8**	**$112.2**	**$110.3**	**$116.9**	**$118.4**	**$128.5**

($ in millions)

Commercial Health Plan Customer Profile

- Approximately 250 health plans nationally
- 85+ million unique commercial lives under contract
- 18 of the top 25 health plans nationally (by revenue) are HMS customers
- All of the top 10 national and regional Medicaid managed care plans are HMS customers
- Our top 10 customers accounted for approximately 60% of 2015 commercial health plan revenue
- ~75% of existing commercial health plan revenue is Medicaid related and the remaining ~25% is Medicare Advantage and at-risk commercial

Health Plan Consolidation Has Generally Been a Net Positive for HMS

Data as of December 31, 2015

Commercial Health Plan Growth

Record 4Q Commercial Health Plan Revenue


$60,000
$45,000
$30,000
$15,000
+35%
$36,924
$44,443
$44,551
$45,016
$43,226
$49,329
$51,998
$58,497
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015

Total Commercial Revenue for 2015 Was Up 18.8% Compared to the Prior Year[1]

($ in thousands)

[1] Full year 2015 Commercial Health Plan revenue was $203.1 million, compared to $170.9 million for the prior year

4Q'15 Commercial Health Plan Growth

- 490,000 new lives added to commercial base
- Additional products sold to current commercial customers covering approximately 5.0 million lives[1]


40%
60%
Payment Integrity (e.g. automated and complex clinical reviews, prior authorization, utilization management)
Coordination of Benefits (e.g. prospective cost savings, third party recovery, subrogation)

[1] In some instances both COB and PI products were sold to the same customer life, but such sales are only counted once for purposes of this calculation.

Note: Data as of December 31, 2015

Overview of 2015 Commercial Health Plan Sales

- 12 new managed care health plan customer sales closed during 2015
- Over 90 new employer customer sales closed during 2015
- Roughly half of 2015 sales were expansion sales to existing customers
- Average contract value increased ~50% compared to 2014
- Year over year average revenue growth of approximately 20% among top 10 customers
- Largest customers now purchase an average of nearly 7 products, compared to average of ~2 across the entire commercial base

2015 Sales Provide Good Visibility Into Projected 2016 Revenue Growth

State Government Business

State Medicaid Customer Profile

- 45 states and the District of Columbia
- Top 10 state customers accounted for approximately 65% of 2015 state government revenue
- Longer sales cycle due to government procurement process and average contract length of 3-5 years (including extensions)
- Five of top 10 state TPL contracts were scheduled for rebid in 2015[1]. Only two are currently scheduled for rebid in 2016,[2] and a total of only ~12% of 2015 state revenue is expected to be rebid in 2016[3]

[1] HMS won competitive TPL bids in 2015 for Florida, Tennessee and New York. Massachusetts extended its existing contract with HMS for 21 months until 12/31/2016 and will likely issue a new RFP in 2H 2016. New Jersey announced its intention to award the State's TPL business to another bidder In July 2015 and HMS has protested the award

[2] Massachusetts and Ohio

[3] Includes Massachusetts, Washington and Wisconsin which were scheduled for rebid in 2015, but HMS extended by mutual agreement with the respective states

Limited Exposure to State TPL Rebid Cycle in 2016

State Government Business

New Medicaid Enrollment Through November 2015

12.6M of 14.1M new CMS-reported[1] Medicaid lives are in HMS customer eligibility files



WA
OR
CA
NV
ID
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MS
MI
IN
KY
TN
AL
OH
GA
FL
WV
VA
NC
SC
PA
NY
NJ
DE
MD
DC
VT
NH
ME
MA
RI
CT
AK
HI
250,000 or more (20)
100,000 – 249,000 (5)
30,000 – 99,999 (10)
1 – 29,999 (10+DC)
No growth (2)
No data reported (3)

[1] CMS Medicaid & CHIP: November 2015 Monthly Applications, Eligibility Determinations and Enrollment Report, January 27, 2016. This analysis compares Medicaid enrollment of 14.1 million lives reported through 11/30/15 to enrollment as of 10/1/13, which was the beginning of Marketplace open enrollment and the CMS baseline for measuring expansion

State Government Business

2015 State TPL Reprocurement Summary

- **Florida** – New five year contract award received in June '15 for 9/1/15 start (plus option to renew for up to five additional years)
- **Illinois** – award to another bidder in August '15, January '16 denial of HMS protest appealed
- **Kansas** proposal submitted in January '15 – current contract[1] expires 6/30/17
- **Massachusetts** extended for 21 months in March '15 – until 12/31/16
- **New Jersey** – award to another bidder in July '15, protest filed on 2/12/16 and current contract extended to 2/29/16
- **New Mexico** – new one year contract award received in June '15 for 12/15/15 start (plus three one-year renewal options)
- **New York** – New five year contract award received in August '15[2] (plus two one-year renewal options) - current contract extended to 4/6/16
- **Oklahoma** – new one year contract award received in May '15 for 7/1/15 start (plus five one year renewal options)
- **Tennessee** - new three-year contract award received in November '15 for 2/1/16 start (plus two one-year renewal options)
- **Washington** – contract extended for one year in June '15 - until 6/30/16
- **Wisconsin** – contract extended for one year in June '15 - until 6/30/16

[1] HMS is a subcontractor to HP Enterprise Services
[2] Award is being protested by another bidder

Capital Allocation

Share Repurchases

- $75 million share repurchase program authorized by HMS Board of Directors in July 2015
- Open market or privately negotiated transactions authorized for up to two years
- $25 million of shares purchased in 4Q[1], pursuant to 10b5 -1 program
- 4Q operating cash flow of $30.3 million
- Cash balance of $145.6 million on December 31, 2015
- Total shares outstanding at year end were 4.5% lower than year end 2014[2]

Data as of December 31, 2015
[1] 2,095,376 shares repurchased at an average price of $11.91 per share in 4Q'15
[2] Total share repurchases of 4,747,441 during 2015 at an average price of $10.51 per share; outstanding share count at 12/31/15 was 83,989,715 compared to 87,985,139 at 12/31/14

2016 Guidance

Summary of Projected Financial Metrics for 2016

- YOY Commercial health plan revenue growth of 18-20%
- YOY State Medicaid growth flat[1] to up 2%, excluding NJ
- Medicare RAC revenue of ~$8 million[2]
- Federal and other revenue unchanged at ~$24.5 million
- Flat operating costs (excluding non-recurring legal), while continuing to invest in commercial growth and innovation
- Full year projected effective tax rate of approximately 40%
- Operating cash flow of $20-25 million per quarter
- Full year capital expenses of ~$20 million, primarily for IT infrastructure and product development

[1] Affordable Care Act spillover benefit estimated at several million dollars will not be repeated in 2016
[2] Assumes Medicare RAC revenue of ~$8 million through July 31, 2015 expiration of current contract

2016 Guidance

Key Strategic Themes for 2016

- Execution – implementing sold business and delighting our customers with excellent service
- Innovation – to stay ahead of the competition and create new product sale opportunities
- Efficiency and cost reduction – ongoing product engineering to boost product yield
- Maximizing commercial health plan growth – sales to new customers and additional product sales to members within existing customer base
- Inorganic growth – making acquisitions to complement a core competency or expand capacity

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